UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

SECURAC CORP.
(Exact name of registrant as specified in its charter)

Nevada	033-07456-LA	88-0210214
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

Suite 68, 4620 Manilla Rd SW, Calgary, Alberta Canada	T2G 4B7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (403) 225-0403

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Previous independent accountants

(i)	On January 29, 2007, Chisholm, Bierwolf & Nilson, LLC (“CBN”) resigned as our principal independent accountant. .

(ii)
CBN’s report on our financial statements for each of fiscal 2004 and 2005 contained no adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, except that each such report contained a going concern qualification. In connection with its audit for the 2004 and 2005 fiscal years, there have been no disagreements with CBN on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of CBN, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements. There have been no reportable events as set forth in Regulation S-B Item 304(a)(1)(iv)(B)(1-3).

(iii)	CBN reviewed the statements made in subsection (ii) and furnished the Securities and Exchange Commission with a letter dated January 30, 2007.

(iv)	The information contained in sections (a)(i), (ii) and (iii) were disclosed on Form 8-K filed with the Securities and Exchange Commission on January 31, 2007.

(b) New independent accountants

(i)	On March 7, 2007, the Company engaged PMB Helin Donovan “PMB”) as its new principal independent accountant. The engagement was approved by the Board of Directors on February 15, 2007.

(ii)
The Company has not consulted with PMB on the application of any accounting principles or proposed transactions, the type of audit opinion that might be given, any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K.

ITEM 9.01  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

16.1	Letter regarding change in Certifying Accountant. (Incorporated by reference from to Exhibit 10.1 to the Form 8-K filed with the SEC on January 31, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Paul James Hookham
Chief Financial Officer
April 3, 2007